As filed with the Securities and Exchange Commission on April 10, 2003
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                          ALTAIR NANOTECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                 Canada                                      None
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification No.)


                         1725 Sheridan Avenue, Suite 140
                               Cody, Wyoming 82414
                            Telephone: (307) 587-8245
                    (Address of Principal Executive Offices,
                               including Zip Code)

           Altair Nanotechnologies Inc. 2002 Wage Stock Purchase Plan

                            (Full title of the plan)

              William P. Long                            Copy to:
          Chief Executive Officer                     Bryan T. Allen
        Altair Nanotechnologies Inc.                 Stoel Rives, LLP
      1725 Sheridan Avenue, Suite 140       201 South Main Street, Suite 1100
            Cody, Wyoming 82414                 Salt Lake City, Utah 84111
               (307) 587-8245                         (801) 578-6908
   (Name, address and telephone number,
including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                           Proposed Maximum
                                          Amount to be      Offering Price      Proposed Maximum         Amount of
 Title of Securities to be Registered    Registered(1)       per Share(2)      Aggregate Offering       Registration
                                                                                    Price(2)               Fee(2)
-----------------------------------------------------------------------------------------------------------------------

Common Shares, without par value            500,000             $0.40               $200,000                $18
-----------------------------------------------------------------------------------------------------------------------
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(1)      This  Registration  Statement  shall also cover any  additional  common shares which become issuable under the 2002 Wage Stock Purchase Plan by reason of any stock dividend,  stock split,  recapitalization  or other similar transaction effected without the receipt of consideration which results in an increase in the number of  outstanding  common  shares of
         Altair Nanotechnologies Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per common shares of Altair Nanotechnologies Inc. as reported on the Nasdaq National Market on April 4, 2003.


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


Explanatory Note.
-----------------

         On September 3, 2002, the Registrant filed a Registration Statement on Form S-8 for the Registrant 2002 Wage Stock Purchase Plan, Registration Number 333-99099 (the "Old Registration Statement"). The Old Registration Statement related to 500,000 common shares of Registrant subject to the Registrant 2002 Wage Stock Purchase Plan (the "Plan"). Except as supplemented and superseded hereby, the contents of the Old Registration Statement are incorporated by reference herein. On March 24, 2003, the Plan was amended to increase the number of common shares of Registrant authorized for issuance under the Plan from 500,000 shares to 1,000,000 shares (the "Amendment").

         Consistent with General Instruction E. on Form S-8, the Registrant is filing this Registration Statement on Form S-8 (the "New Registration Statement) for the purpose of registering the additional 500,000 common shares of Registrant issuable under the Plan in accordance with the Amendment.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by Altair Nanotechnologies Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC on March 17, 2003.

         (2) The description of the Common Stock contained in the Registrant's registration statement on Form 10-SB, File No. 0-24372, as amended by the Current Report on Form 8-K filed with the SEC on July 18, 2002.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

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Item 8.  Exhibits.
-----------------


  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
----------------    ----------------------------------------    -------------------------------------------------------

                                                                Incorporated by reference to Registration Statement
            4.1                                                 on Form 10-SB filed with the Commission on November
                    Form of Common Stock Certificate            25, 1996, File No. 1-12497.

                    Amended and Restated Shareholder
                    Rights Plan dated October 15,  1999,        Incorporated by reference to the Registrant's Current
            4.2     between the Registrant and Equity           Report on Form 8-K filed with the Commission on
                    Transfer Services, Inc.                     November 19, 1999, File No. 1-12497.

                                                                Incorporated by reference to the Registrant's
            4.3     2002 Wage Stock Purchase Plan               Registration Statement on Form S-8 filed with the
                                                                Commission on September 3, 2002, File No. 333-99099.

                    Amendment No. 1 to the Registrant 2002
            4.4     Wage Stock Purchase Plan                    Filed herewith

              5     Opinion of Goodman and Carr LLP             Filed herewith

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Included on page 4 hereof
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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming on this 9th day of April, 2003.

                          ALTAIR NANOTECHNOLOGIES INC.


                   By     /s/ William P. Long
                      --------------------------------------------------

                              William P. Long, Chief Executive Officer



                   ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities  and on the dates  indicated.  Each person  whose  signature  to this
Registration  Statement appears below hereby constitutes and appoints William P.
Long  and  Edward  H.  Dickinson,  and each of  them,  as his  true  and  lawful attorney-in-fact  and  agent,  with full power of  substitution,  to sign on his behalf  individually  and in the  capacity  stated below and to perform any acts necessary  to be done  in  order  to  file  all  amendments  and  post-effective amendments  to this  Registration  Statement,  and any  and all  instruments  or documents filed as part of or in connection with this Registration  Statement or the  amendments  thereto  and each of the  undersigned  does  hereby  ratify and confirm all that said  attorney-in-fact and agent, or his substitutes,  shall do or cause to be done by virtue hereof.
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         Signature                                            Title                                              Date
         ---------                                            -----                                              ----

 /s/ William P. Long                        Chief Executive Officer and Director                             April 9, 2003
------------------------------------
     William P. Long                       (Principal Executive Officer and authorized
                                            representative of the Registrant in the United States)


 /s/ Edward H. Dickinson                    Chief Financial Officer, Secretary, and Director                 April 9, 2003
---------------------------
     Edward H. Dickinson                   (Principal Financial Officer and Principal
                                            Accounting Officer)

/s/ James I. Golla                          Director                                                         April 9, 2003
------------------------------------
    James I. Golla


                                            Director
------------------------------------
    George E. Hartman


/s/ Robert Sheldon                          Director                                                         April 9, 2003
------------------------------------
    Robert Sheldon
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